EXHIBIT 10.7

                             MANAGEMENT AGREEMENT


          MANAGEMENT AGREEMENT ("Management Agreement"), dated as of June 30, 1999, between Greyhound Funding LLC, a limited liability company organized under the laws of the State of Delaware (the "Issuer"), PHH Vehicle Management Services LLC, a limited liability company organized under the laws of the State of Delaware, as administrator of the Issuer (the "Administrator") and GLOBAL SECURITIZATION SERVICES, LLC, a limited liability company organized under the laws of the State of Delaware (the "Manager").

          All capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in Schedule 1 to the Base Indenture dated as of June 30, 1999, between the Issuer and The Chase Manhattan Bank, as Indenture Trustee (as amended, modified or supple-mented from time to time in accordance with its terms, the "Base Indenture").

                             PRELIMINARY STATEMENT

          The Issuer has requested that the Manager provide assistance to the Issuer and perform various services for the Issuer and the Issuer desires to avail itself of the experience, advice and assistance of the Manager and to have the Manager perform certain services for the Issuer, and the Manager is willing to furnish such services on the terms and conditions herein set forth.

          The parties hereto agree as follows:

          1.   Management Services.

          The Manager hereby agrees to provide the following corporate management services to the Issuer:

          (a) designate individuals who are directors, officers or employees of the Manager and who are available to serve, from time to time, as managers of the Issuer;

          (b) upon request by the managers of the Issuer, designate individuals who are directors, officers or employees of the Manager to serve, from time to time, as officers of the Issuer;

          (c) through directors, officers and employees of the Manager who are managers or officers of the Issuer:

               (i) furnish the Issuer with ordinary clerical and bookkeeping services;

               (ii) take such actions on behalf of the Issuer, as are necessary or desirable for the Issuer to remain organized in its

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          jurisdiction of its registration as a limited liability company and qualified (in those foreign jurisdictions in which it becomes qualified) and to carry out its business, including, without limitation, the performance of all the responsibilities of the Issuer under every agreement to which the Issuer is a party;

               (iii) manage the issuance, delivery (other than for book-entry notes) and maturity schedule of the Issuer's medium term notes;

               (iv) manage the issuance, delivery and maturity schedule of the Issuer's variable funding notes;

               (v) manage the issuance, delivery of the Issuer's preferred membership interests and the declaration of dividends on and redemption of the Issuer's preferred membership interests;

               (vi) maintain the general ledger of the Issuer, and prepare on a timely basis the financial statements and tax returns of the Issuer, subject to year-end audit, in accordance with generally accepted accounting principles; provide to each of the Rating Agencies within 90 days of the year-end of the Issuer, a copy of the financial statements of the Issuer which have been subject to a year-end audit and prepared in accordance with generally accepted accounting principles;

               (vii) direct the auditing staff of the Issuer's independent accountants to facilitate the timely completion of the year-end audit review;

               (viii) perform those obligations of the Issuer under each of the Transaction Documents to which the Issuer is a party which the Administrator is not obligated to perform under the Administration Agreement;

               (ix) enforce each and every right of the Issuer under each of the Transaction Documents to which the Issuer is a party;

               (x) provide, or cause to be provided, notice to the Indenture Trustee and each of the Rating Agencies in the event that:

                    (A) any action, suit or proceeding is pending against the Issuer;

                    (B) any amendment is made to the Issuer's Limited Liability Company Agreement (the "LLC Agreement"), dated as of June 30, 1999, with Raven Funding LLC, a Delaware limited

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               liability company, as the common member thereof ( the "Common
               Member");

          in each of the above instances, such notice shall be provided by the Manager within 30 days of the Manager's obtaining knowledge of such event; and

               (xi) defend, at the direction of the Issuer's managers, any action, suit or proceeding to cause a substantive consolidation of the assets and liabilities of the Issuer with the Common Member, VMS or any other Person.

          (d) provide office space and such reasonable ancillary services as may be necessary to carry out its obligations under Sections l(a) through (c) hereof, including telecopying, duplicating and word processing services;

          (e) provide such other services as are incidental to the foregoing or as the Issuer and the Manager may agree; and

          (f) provide notice to each of Moody's and S&P in the event that any Independent Manager (as defined in the LLC Agreement) is removed or appointed.

          In providing the services under this Section 1 and as otherwise provided under this Management Agreement, the Manager will not knowingly take any actions on behalf of the Issuer which would cause the Issuer to be in violation of any federal law of the United States of America or any law of any state, territory or domicile of the United States or the LLC Agreement.

          2.   Compensation.

          The Administrator agrees to pay to the Manager, in consideration of the Manager's performance of the services described in Section 1 hereof, a fee agreed upon by the Manager and the Company from time to time (the "Management Fee"). The Management Fee shall be payable by the Administrator in arrears on each Payment Date with respect to the immediately preceding Monthly Period, beginning on August 9, 1999. If this Agreement is terminated on any date other than the last day of a Monthly Period, the Management Fee payable with respect to the Monthly Period during which the termination occurs will be prorated based on the actual number of days this Agreement was in effect during such Month Period.

          The Administrator agrees to reimburse the Manager for out-of-pocket expenses (including fees and expenses of counsel) paid or incurred by the Manager in connection with the administration of this Agreement (including, without limitation, all reasonable fees and expenses of counsel in connection

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with the negotiation, preparation and execution of this Agreement, any other agreements, instruments or documents referred to herein or relating hereto, such as the Transaction Documents, or to the Issuer, and any amendments or modifications hereof or thereof) or the performance by any of its directors, officers or employees of any duties as managers or officers of the Issuer. All such expenses shall be payable to the Manager upon written demand.

          3.   Term.

          This Agreement may be terminated upon not less than ninety (90) days' prior written notice of termination given by either the Issuer or the Manager to the other party hereto and to each of the Rating Agencies; provided, however, that this Agreement shall not be terminated unless a successor manager has been approved by the Issuer; provided, however, that if the Manager has elected to terminate, a successor manager must be approved by the Issuer within six months of the Manager's providing notice to the Issuer of such election to terminate. Notwithstanding termination of this Agreement, the Issuer shall remain liable for all reimbursable unpaid fees and expenses incurred by the Manager prior to such termination.

          4.   The Manager's Liability.

          The Manager and its directors, officers and employees who serve as managers and officers of the Issuer assume no liability for anything other than to render or stand ready to render the services specifically called for herein, and neither the Manager nor any of its directors, officers, employees or subsidiaries or Persons controlling, controlled by or under common control or affiliated with the Manager shall be responsible for any action of the Issuer under any of the agreements, instruments, or documents to which the Issuer is a party. Neither the Manager nor any director, officer or employee of the Manager who serves as a manager or officer of the Issuer shall be liable for or shall have any obligation with regard to any of the liabilities, whether direct or indirect, absolute or contingent, of the Issuer in connection with such agreements, instruments or documents. The directors, officers and employees of the Manager who serve as managers and officers of the Issuer shall act in accordance with the standards of conduct imposed on officers, managers and directors under Delaware law. Notwithstanding anything to the contrary contained in this Section 4, the Manager hereby agrees that if it or any of its officers, employees, directors or agents shall fail to observe any of its obligations under this Management Agreement and as a result of such failure the Issuer incurs (whether as a result of any action so taken or omitted to be taken in violation of terms hereof) any costs, expenses, actions, suits, judgments, demands, damages, losses or liabilities (including, without limitation, reasonable attorneys' fees and expenses) (collectively, the "Indemnified Expenses"), then the Manager shall indemnify and hold harmless the Issuer for such Indemnified Expenses; provided, however, that the Manager shall only be liable for any

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such Indemnified Expense to the extent arising in connection with, or as a result of, its or its officers', employees', directors' or agents' gross negligence or willful misconduct. The indemnities set forth in the preceding sentence shall survive the termination of this Management Agreement.

          5.   Indemnity.

          The Administrator shall pay and shall protect, indemnify and save harmless the Manager and the Manager's directors, officers, employees and agents, the Issuer's managers or officers who are directors, officers or employees of the Manager and all Persons controlling, controlled by or under common control or otherwise affiliated with the Manager (each of the foregoing, an "Indemnified Person") from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) of any nature (including, without limitation, under any Federal, state or foreign securities laws, rules or regulations) arising from or relating to the transactions contemplated hereby or by any of the agreements, instruments and documents to which the Issuer may be a party, whether now existing or hereafter arising (all of the foregoing being collectively referred to as "Indemnified Amounts"); provided, however, that the Administrator shall have no obligation to indemnify any Indemnified Person hereunder in respect of Indemnified Amounts to the extent resulting from negligence or willful misconduct on the part of such Indemni-fied Person. If any action, suit or proceeding arising from any of the foregoing is brought against any Indemnified Person, the Administrator will resist and defend such action, suit or proceeding or cause the same to be resisted and defended by its counsel (which counsel shall be reasonably satisfactory to the affected Indemnified Person or Persons) and shall pay all costs of defense as incurred unless it is finally determined by a court of competent jurisdiction that such Indemnified Person is not entitled to indemnification hereunder. Each Indemnified Person shall notify the Administrator of any claims for which such Indemnified Person may seek indemnification hereunder, as soon as practicable after such Indemnified Person has actual notice of such claim; provided, however, that the failure or delay by such Indemnified Person to give such notice shall not relieve the Administrator of its obligations hereunder except to the extent that such failure or delay results in additional cost to the Issuer.

          6.   Confidentiality.

          The Manager agrees that it will not disclose, without the prior written consent of the Issuer and the Administrator, the contents of this Agreement or the business or activities of the Issuer or the Administrator; provided, that the Manager may disclose any such information (i) to its employees, auditors, counsel and other advisors who require such information in connection with providing services to the Manager or to the Issuer, (ii)

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as has become generally available to the public, (iii) as may be required to comply with any law, order, regulation, ruling or process applicable to the Manager or the Issuer, (iv) as may be required by a Rating Agency rating the medium term notes or any commercial paper notes supported by the variable funding notes of the Issuer or the preferred membership interests of the Issuer in connection with its granting or maintaining of a rating, (v) to any permitted successor or assignee in connection with any assignment of the Manager's duties and obligations hereunder or (vi) in connection with the enforcement of its rights under this Agreement. This Section 6 shall survive the termination of this Agreement.

          7.   Notices.

          All notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail (postage prepaid), or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below:

     if to the Issuer:

          Greyhound Funding LLC
          c/o Global Securitization Services, LLC
          25 West 43rd Street, Suite 704
          New York, NY 10036
          Attention: President
          Telecopier No.: (212) 302-8767

     with a copy to:

          PHH Vehicle Management Services, LLC
          900 Old Country Road
          Garden City, New York 11530
          Telecopier: (516) 222-3751
          Attention: General Counsel

     if to the Administrator:

          PHH Vehicle Management Services, LLC
          900 Old Country Road
          Garden City, New York 11530
          Telecopier: (516) 222-3751
          Attention: General Counsel






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     if to the Manager:

          Global Securitization Services, LLC
          25 West 43rd Street, Suite 704
          New York, NY 10036
          Attention: President
          Telecopier No.: (212) 302-8767

     if to Standard & Poor's Ratings Group ("S&P"):

          Standard & Poor's Ratings Group
          55 Wall Street, 40th Floor
          New York, New York
          Attention: Asset-Backed Surveillance Group

     if to Moody's Investors Service, Inc. ("Moody' s") :

          Moody's Investors Service, Inc.
          99 Church Street
          New York, New York 10007
          Attention: ABS Monitoring Department
          Tel. No.: (212) 553-4412
          Telecopier No.: (212) 553-0881

or, if to any of the foregoing parties, or their successors, at such other address as such party or successors may designate from time to time by notice duly given in accordance with the terms of this Section 7 to the other.

          8.   No Restrictions.

          Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Manager or any director, officer, employee or partner of any of its subsidiaries or its affiliates to engage in any other business or to devote his time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, nor to limit or restrict the right of the Manager or of any of its affiliates to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

          9.   Governing Law.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York.





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          10.  Entire Agreement.

          This Agreement constitutes the entire agreement between the parties hereto with respect to the matters covered hereby and supersedes all prior agreements and understandings with respect to such matters between the parties.

          11.  Amendment; Successors; Assignment; Counterparts.

          (a) Except as set forth in Section 3, the terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by all parties hereto and with the approval of S&P and Moody's and the Members of the Issuer and satisfaction of the Rating Agency Condition with respect to each Series of Investor Notes Outstanding and each series of Preferred Membership Interests outstanding.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

          (c) This Agreement may not be assigned by any party except with the prior written consent of the other party hereto and prior written notice to each of S&P and Moody's and satisfaction of the Rating Agency Condition with respect to each Series of Investor Notes Outstanding and each series of Preferred Membership Interests outstanding.

          (d) This Agreement may be executed in several counterparts, each of which shall be deemed an original hereof.

          12.  No Bankruptcy Petition.

          The Manager hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of (i) the latest maturing Investor Note and all other obligations of the Issuer in respect thereof and (ii) the redemption of the last series of Preferred Membership Interests, it will not institute against, or join with any other person in instituting against, the Issuer, SPV or the Origination Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or state bankruptcy or similar law. In the event that the Manager takes action in violation of this Section 12, the Issuer agrees that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition or the commencement of such action and raise the defense that the Manager has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 12 shall survive the termination of this Agreement and the resignation or removal of the Manager. Nothing contained herein shall

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preclude participation by the Manager in assertion or defense of its claims in any such proceeding involving the Issuer.

          13.  Captions.

          The captions in this Agreement are provided solely for convenience of reference and shall not govern the interpretation of any of the provisions hereof.

          14.  No Recourse.

          The obligations of the Issuer, the Administrator and the Manager under this Agreement are solely the corporate obligations of the Issuer, the Administrator and the Manager, respectively. No recourse shall be had for the payment of any amount owing hereunder or for the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement against any limited liability company interest holder, employee, officer, Manager or Member of the Issuer, the Administrator or the Manager.






























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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year above written.

                              GREYHOUND FUNDING LLC


                              By:   /s/  Kevin P. Burns
                                 -------------------------------------
                                  Name:  Kevin P. Burns
                                  Title: Manager


                              PHH VEHICLE MANAGEMENT SERVICES, LLC


                              By:   /s/  Gerard Kennell
                                 -------------------------------------
                                  Name:  Gerard Kennell
                                  Title: Senior Vice President


                              GLOBAL SECURITIZATION SERVICES, LLC


                              By:   /s/  Andrew L. Stidd
                                 -------------------------------------
                                  Name:  Andrew L. Stidd
                                  Title: President




















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